UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2005

Date of earliest event reported: December 13, 2005

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On December 14, 2005, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing that it had entered into a credit agreement, effective as of December 13, 2005 (the “Credit Agreement”), with Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Bank of America, N.A. and Citibank, N.A., as co-syndication agents, BNP Paribas and The Royal Bank of Scotland PLC New York Branch, as co-documentation agents, and the other lenders party thereto. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference.

The Credit Agreement provides for a new five year $900 million senior unsecured revolving credit facility. The obligations of the Partnership are fully and unconditionally guaranteed by La Grange Acquisition, L.P. and all of the direct and indirect wholly-owned subsidiaries of La Grange Acquisition, L.P. (the “Subsidiary Guarantors”). The description of the material terms of the Credit Agreement included in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on December 14, 2005, the Partnership announced that it had entered into a new senior credit facility provided by a syndicate of banks and other financial institutions led by Wachovia Bank, National Association, as administrative agent. The Credit Agreement, effective as of December 13, 2005, provides for a five year senior unsecured revolving credit facility in the maximum principal amount of $900 million, and the obligations of the Partnership under the Credit Agreement are unconditionally guaranteed by the Subsidiary Guarantors. Borrowings under the Credit Agreement bear interest at the prime rate or, at the Partnership’s option, at the Eurodollar base rate plus 0.625%, with the rate of interest to increase or decrease based on the rating of the Partnership’s senior, unsecured, non-credit enhanced long-term debt. The full amount borrowed under the Credit Agreement will mature on January 10, 2010.

The Credit Agreement contains certain covenants that will limit the ability of the Partnership and its restricted subsidiaries to, among other things: incur additional indebtedness; create liens; merge with other entities or issue securities of its subsidiaries; sell assets or enter into sale-leaseback transactions; make restricted payments; make certain investments, loans or advances; change the nature of its business; enter into transactions with affiliates; restrict dividends or other payments from the Partnership’s subsidiaries; enter into hedging arrangements or create open positions; or commingle its deposit and other accounts. The Credit Agreement also requires compliance with several financial covenants, including a maximum debt coverage ratio and a minimum interest coverage ratio.

The Partnership used the initial borrowings under the Credit Agreement to refinance all of the outstanding indebtedness under the Partnership’s existing credit facility with Wachovia Bank, National Association and to pay fees and expenses relating to the refinancing.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Credit Agreement and related documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number 10.1—Credit Agreement, effective as of December 13, 2005, among the Partnership, Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Bank of America, N.A. and Citibank, N.A., as co-syndication agents, BNP Paribas and The Royal Bank of Scotland PLC New York Branch, as co-documentation agents, and the other lenders party thereto.

Exhibit Number 10.2—Guaranty, effective as of December 13, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.

Exhibit 99.1—Press Release dated December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: December 16, 2005	By:	/s/ RAY C. DAVIS
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ KELCY L WARREN
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, effective as of December 13, 2005, among the Partnership, Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Bank of America, N.A. and Citibank, N.A., as co-syndication agents, BNP Paribas and The Royal Bank of Scotland PLC New York Branch, as co-documentation agents, and the other lenders party thereto.

Exhibit 10.2	Guaranty, effective as of December 13, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.

Exhibit 99.1	Press Release dated December 14, 2005.